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                                                                     EXHIBIT 4.1

                     HEALTH CARE PROPERTY INVESTORS, INC.

                       Officers' Certificate Pursuant to
                         Section 201 of the Indenture

August 27, 1998

  James G. Reynolds and Edward J. Henning, do hereby certify that we are the duly elected Executive Vice President and Chief Financial Officer, and Senior Vice President, General Counsel and Corporate Secretary, respectively, of Health Care Property Investors, Inc., a Maryland corporation (the "Company"), and do hereby further certify as follows:

  The undersigned, having read the indenture, dated as of September 1, 1993 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), including Section 201 thereof, and the definitions in such Indenture relating thereto and certain other corporate documents and records, and having made such examination or investigation as each considers necessary to enable the undersigned to express an informed opinion, certify that the forms of the certificate for the Company's Medium-Term Notes, Series D (an authorized series of Securities to be issued under the Indenture), as set forth on Exhibit A hereto, were established on the date hereof by the undersigned pursuant to authority delegated to them by resolutions of the Board of Directors of the Company adopted on July 22, 1993 and July 1, 1998.


                                 [SIGNATURE PAGE FOLLOWS]
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                                    By:    /s/ James G. Reynolds
                                        -----------------------------------
                                               James G. Reynolds
                                          Executive Vice President and
                                            Chief Financial Officer



                                    By:    /s/ Edward J. Henning
                                        -----------------------------------
                                               Edward J. Henning
                                     Senior Vice President, General Counsel
                                            and Corporate Secretary